EXHIBIT n(3)


                          CONSENT OF ALSTON & BIRD LLP



We consent to the reference to our firm in the Registration Statement (Form N-2/A No. 333-118925 and No. 811-21632) of Kiewit Investment Fund L.P. In giving such consent we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder.


                                                 ALSTON & BIRD LLP

                                                 /s/ L. Andrew Immerman
                                                 ---------------------------
                                                 L. Andrew Immerman, Partner

Atlanta, Georgia
March 4, 2005